Exhibit 10.44

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of December 8, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among COMSOVEREIGN HOLDING CORP., a Nevada corporation (the “Borrower”), VIRTUAL NETCOM, LLC, a Virginia limited liability company (“VNC”), each of the guarantors party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each such subsidiary guarantor, together with the Borrower and VNC, each a “Grantor” and collectively the “Grantors”), and DWX SERVICING AGENT, LLC, and Ohio limited liability company (the “Lender”).

RECITALS:

WHEREAS, reference is made to that certain Secured Loan Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, VNC and the other guarantors named therein, and the Lender;

WHEREAS, each Grantor has agreed to secure such Grantor’s obligations under the Loan Agreement and any other Loan Documents (as defined in the Loan Agreement) as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Lender agree as follows:

ARTICLE 1
DEFINITIONS; INTERPRETATION

1.1. General Definitions. In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” has the meaning assigned in Section 7.3.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Party” means any of the Borrower, VNC and any VNC Grantor, and “Borrower Parties” refers to all such entities.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Capitalized Lease Obligations” means that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

“Cash Proceeds” has the meaning assigned in Section 9.7(a).

“Collateral” has the meaning assigned in Section 2.1.

“Collateral Account” means any account established by the Secured Party to hold any Collateral.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a Lien on or security interest in such real or personal property.

“Control” means: (i) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, (vi) with respect to Letter-of-Credit Rights, control within the meaning of Section 9-107 of the UCC and (vii) with respect to any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transaction Act in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transaction Act in effect in the jurisdiction relevant to such transferable record.

“Controlled Foreign Corporation” means “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended from time to time.

“Copyright Licenses” means any written agreement, now or hereafter in effect, granting to any third party under any Copyright now or hereafter owned by any VNC Grantor or that any such VNC Grantor otherwise has the right to license, or granting any right to any VNC Grantor under any Copyright now or hereafter owned by any third party, and all rights of such VNC Grantor under any such agreement.

“Copyrights” means all United States and foreign copyrights (including, without limitation, European Union Community designs) whether now owned by any VNC Grantor or hereafter acquired by or assigned to any VNC Grantor, including, but not limited to, copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered and whether published or unpublished, protectable designs, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights to sue or otherwise recover for past, present and future infringements thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Discharge Date” means the date on which all the Secured Obligations of each Borrower Party have been indefeasibly paid and discharged in full and no Borrower Party has any further obligations under the Loan Documents pursuant to which further Secured Obligations of any Grantor might arise.

“Equity Interests” means, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of or in such Person, regardless of class or designation, and all warrants, options, purchase rights, conversions or exchange rights, voting rights, calls or claims of any character with respect thereto.

“Excluded Property” has the meaning assigned in Section 2.2.

“Fair Market Value” means, with respect to any property, the value that would be paid for such property by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined by a certified appraisal of such property to the extent that such property has been appraised by a certified appraiser in the six months prior to the date of this Agreement or, if such property has not been subject to a certified appraisal in such period, as reasonably determined in good faith by the Borrower.

“Grantor” and “Grantors” has the meaning set forth in the preamble of this Agreement.

“Insurance” means all insurance policies covering any or all Collateral (regardless of whether the Secured Party is the loss payee, additional insured or lender loss payee thereof).

“Intellectual Property” means all of each VNC Grantor’s rights, title and interest, priorities and privileges relating to intellectual property, whether now owned or held or hereafter acquired by such VNC Grantor, whether arising under United States laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses and all trade secrets and all other confidential or proprietary information and know-how.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC, of each VNC Grantor, whether now existing or hereafter acquired, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of a VNC Grantor for sale or lease or are furnished or are to be furnished under a contract of service, goods that are leased by a VNC Grantor as lessor, or that constitute raw materials, samples, work-in-process, finished goods, returned goods, promotional materials or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such VNC Grantor’s business or in the processing, production, packaging promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Accounts” means the Collateral Account, the Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Related Property” means, as applicable, (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, Investment Accounts and certificates of deposit whether now owned or hereafter acquired by any Grantor.

“Lender” has the meaning set forth in the preamble of this Agreement.

“Lien” shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge agreement, assignment for security purposes, charge, option, security interest, hypothecation, title retention agreement, levy, execution, seizure, attachment, garnishment, any documents, notice, instruments or other filings under the Federal Assignment of Claims Act of 1940 or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

“Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Material Intellectual Property” means any Intellectual Property included in the Collateral which is material to the business of any VNC Grantor or is otherwise of material value.

“Obligations” means (a) all payment and performance obligations as existing from time to time of the Borrower Parties to the Secured Party or its Affiliates under the Loan Agreement, this Agreement or the other Loan Documents (including, without limitation, any interest, fees and expenses that, but for the provisions of the Bankruptcy Code or any other applicable law pertaining to bankruptcy, insolvency or the rights of debtors or creditors, would have accrued), or as a result of making the Loan, (b) the obligation to pay an amount equal to the amount of any and all damages which the Secured Party may suffer by reason of a breach by any Borrower Party of any obligation, covenant or undertaking with respect to the Loan Agreement, this Agreement or any other Loan Documents, and (c) all fees and expenses incurred by the Secured Party under the Loan Agreement, this Agreement and the other Loan Documents.

“Patent Licenses” means any written agreement, now or hereafter in effect, granting to any third party any right to import, make, have made, offer for sale, use or sell any invention or design on which a Patent, now or hereafter owned by any VNC Grantor or that any VNC Grantor otherwise has the right to license, is in existence, or granting to any VNC Grantor any such right with respect to any invention or design on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any VNC Grantor under any such agreement.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights (including, for certainty and without limitation, industrial designs) and applications for any of the foregoing with respect to any VNC Grantor now owned or hereafter acquired by any such VNC Grantor, including, but not limited to: (i) each patent and patent application (including, in both cases, industrial designs) required to be listed in Schedule 5.2(V) under the headings “Patents” (as such schedule may be amended or supplemented from time to time in accordance with the terms hereof), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof, (iii) all rights to sue or otherwise recover for past, present and future infringements thereof, (iv) all licenses, claims, damages and proceeds of suit arising therefrom, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Pledge Supplement” means a valid and enforceable supplement to this Agreement, in form and substance satisfactory to the Lender in its sole reasonable discretion, pursuant to which an additional Subsidiary of VNC formed or acquired by VNC after the date hereof shall join as a party hereto as an Additional Grantor and be made a Grantor hereunder.

“Pledged Debt” means all indebtedness for borrowed money owed from time to time to any VNC Grantor and all such indebtedness owed to any such VNC Grantor in the future, whether or not evidenced by any Instrument, the instruments, if any, evidencing any of the foregoing, any other promissory note at any time issued to or held by any VNC Grantor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests.

“Pledged LLC Interests” means (i) all interests of VNC directly owned by Borrower on the date hereof and/or obtained in the future by Borrower, and (ii) all interests of any limited liability company owned by a VNC Grantor on the date hereof and/or obtained in the future by such VNC Grantor in any limited liability company and each series thereof; and the certificates, if any, representing such limited liability company interests and any interest of the applicable Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” means all interests directly owned by any VNC Grantor on the date hereof and/or obtained in the future by such VNC Grantor in any general partnership, limited partnership, limited liability partnership or other partnership, including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time in accordance with the terms hereof) and the certificates, if any, representing such partnership interests and any interest of such VNC Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” means all shares of capital stock directly owned by any VNC Grantor on the date hereof and/or obtained in the future by any VNC Grantor; including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time in accordance with the terms hereof) and the certificates, if any, representing such shares and any direct interest of the applicable Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Real Property Interests” means all real property of any kind or nature owned or held by any VNC Grantor now or in the future and all legal or equitable title, interests or estates, of any kind or nature, owned or held by any VNC Grantor with respect to any real property of any kind or nature, now or in the future, including, without limitation, fee or other ownership interests in any land, surface or minerals, leaseholds, leasehold interests, leasehold estates, subleaseholds, subleasehold interests, subleasehold estates, licenses, easements, and other rights to use or occupy any land, buildings, structures, improvements, fixtures or appurtenances to any real property.

“Receivables” means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation, all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of any VNC Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” means (i) all original copies of all documents, instruments or other writings or electronic records or other Records, ledger sheets or cards, invoices and other papers relating to Receivables, including without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in possession or under the control of any VNC Grantor or any computer bureau or agent from time to time acting for any VNC Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to any of the foregoing or any Receivable.

“Secured Obligations” means, in the case of each Grantor, its Obligations, whether outstanding on the date of this Agreement or arising from time to time after the date of this Agreement.

“Secured Party” means the Lender and any of its successors or assigns in respect of this Agreement and the Loan Agreement.

“Securities” means any stock, shares, partnership interests, voting trusts certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means, collectively, this Agreement and all financing statements, mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, fixture filings, Patent Security Agreements, Trademark Security Agreements, Copyright Security Agreements, and any other document, instrument or agreement granting the Secured Party a security interest in or Lien on the Collateral or any part thereof or perfecting or maintaining the perfection of such security interest or Lien, in each case, as the same may be amended or modified from time to time.

“Trademark Licenses” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any VNC Grantor or that any VNC Grantor otherwise has the right to license, or granting to any VNC Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any VNC Grantor under any such agreement (not including vendor or distribution agreements that allow incidental use of intellectual property rights in connection with the sale or distribution of such products or services).

“Trademarks” means all United States and foreign trademarks, trade names, trade dress, corporation names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and whether now owned or hereafter acquired by any VNC Grantor, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present or future infringement, dilution or other violation of any of the foregoing or for any injury to goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection (or similar concept) or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction within the United States other than the State of New York, the term “UCC” means the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to such perfection (or similar concept), priority or remedies.

“United States” means the United States of America.

“VNC Grantors” means VNC and the Subsidiaries of VNC and the Additional Grantors; and “VNC Grantor” means any one of the foregoing VNC Grantors.

1.2. Other Capitalized Terms. Except as otherwise provided in this Agreement, all capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement; provided, that all capitalized terms which are defined in Article 9 of the UCC and which are used herein (including the preamble and recitals hereto) and not otherwise defined herein or in the Loan Agreement shall have the meanings ascribed thereto in the Article 9 of the UCC. The incorporation by reference of terms defined in the Loan Agreement shall survive any termination of the Loan Agreement until this Agreement is terminated as provided in Article 10 hereof.

1.3. Interpretation. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. Any references in this Agreement to “Articles” and/or “Sections” which make reference to any particular piece of legislation or statute, including, without limitation, the Bankruptcy Code and/or the UCC shall for greater certainty mean the equivalent section in the applicable piece of legislation to the extent that the context implies reference to such other similar or equivalent legislation as in effect from time to time in any other applicable jurisdiction, as applicable. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

ARTICLE 2

GRANT OF SECURITY

2.1. Grant of Security. Each Grantor hereby assigns to the Secured Party, and hereby grants to the Secured Party a security interest in and continuing first priority lien on all of such Grantor’s right, title and interest in, to and under all personal property and other assets of any kind or nature of such Grantor, subject to the limitations set forth in Section 2.2, including, but not limited to, the following, in each case, whether now owned or existing or hereafter acquired, created or arising and wherever located (all of which being hereinafter collectively referred to as the “Collateral”), as collateral security for the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including, without limitation, the payment amounts what would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (and any successor provisions thereof) or any other applicable law or regulation pertaining to bankruptcy, insolvency or the rights of debtors or creditors generally or otherwise, of such Grantor’s Secured Obligations:

(a) the personal property;

(b) Real Property Interests;

(c) Accounts;

(d) Chattel Paper;

(e) Documents;

(f)   Fixtures;

(g) General Intangibles;

(h) Goods (including, without limitation, Inventory, Equipment and As-Extracted Collateral);

(i) Instruments;

(j) Insurance;

(k) Intellectual Property;

(l) Investment Related Property (including, without limitation, Deposit Accounts and the Pledged Equity Interests);

(m)   Letter-of-Credit Rights;

(n) Money;

(o) Receivables and Receivables Records;

(p) Commercial Tort Claims;

(q) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records; Collateral Support and Supporting Obligations relating to any of the foregoing; and

(r) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing and, without limitation, all renewals thereof, accretions thereto and substitutions therefor.

2.2. Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to any of the following (the “Excluded Property”):

(a) Any assets of Borrower other than (i) the Pledged Equity Interests and (ii) the assets of VNC;

(b) any lease, license, contract, property right or agreement to which any Grantor is a party, or by which any Grantor is bound or any right or interest of any Grantor under such lease, license, contract, property right or agreement, if and only for so long as the grant of a Lien under the Security Documents will constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement or require any consent thereunder (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that such lease, license, contract, property right or agreement will be Excluded Property only to the extent and for so long as the consequences specified above will result and will cease to be Excluded Property and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result; provided, further, that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds of any such lease, license, contract, property right or agreement;

(c) any of the outstanding capital stock of a Controlled Foreign Corporation in excess of 66 ⅔% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided, that immediately upon the amendment of the Internal Revenue Code of 1986, as amended from time to time, to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and the security interest granted by each Grantor shall attach to, such greater percentage of capital stock of each Controlled Foreign Corporation;

(a) any “key man” life insurance policies;

(b) capital stock of joint ventures if and only for so long as the grant of a Lien under the Security Documents will constitute or result in a breach, termination or default under the organizational documents governing such joint venture;

(c) any application for a registration of a Trademark filed in the United States Patent and Trademark Office on an intent-to-use basis prior to the filing and acceptance of a “Statement of Use,” “Amendment of Alleged Use” or similar filing, but only to the extent that the grant of a security interest in any such Trademark application would adversely affect the validity or enforceability or result in a cancellation of such Trademark application under applicable law;

(d) acquired property subject to Liens existing at the time of acquisition of such property; provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition, but only to the extent that the grant of a Lien under the Security Documents will constitute or result in a breach, termination or default under the agreements governing such acquired property;

(e) property subject to Liens securing Capitalized Lease Obligations, single-property mortgage financing, or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of such property, plant or equipment used in the business of any Grantor, in an aggregate principal amount (including all refinancing thereof expressly permitted under the Loan Documents (if any)) not to exceed [$1,000,000] at any time outstanding; but only to the extent the terms of the such debt secured by such Liens prohibit any other Lien on such property.

ARTICLE 3

GRANTORS REMAIN LIABLE

3.1. Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Secured Party, (b) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof, and the Secured Party shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

ARTICLE 4

CERTAIN PERFECTION REQUIREMENTS

4.1. Delivery, Control and Intellectual Property Recording – Collateral Owned on the Agreement Date. With respect to any Collateral owned by a Grantor on the date hereof, each Grantor will use commercially reasonable efforts to take the following actions on or prior to the date hereof, and to the extent any actions cannot be taken by such time, each Grantor will use commercially reasonable efforts to take such actions promptly thereafter (but in any event no later than 45 days thereafter):

(a) With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Secured Party the Security Certificates evidencing such Certificated Securities duly indorsed by an effective indorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Secured Party or in blank. In addition, each Grantor shall cause any certificates, if any, evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Secured Party regardless of whether such Pledged Equity Interests constitute Certificated Securities;

(b) With respect to any Instruments included in the Collateral, each Grantor shall deliver to the Secured Party all such Instruments duly indorsed in blank;

(c) With respect to any Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Secured Party all such Tangible Chattel Paper duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Tangible Chattel Paper relating to accounts receivable payable by a Person that is not a Grantor that are due to a Grantor within 60 days of sale and that arise in the ordinary course of business pursuant to forms of sales documentation containing a grant or reservation of security interest clause in favor of a Grantor;

(d) With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, each Grantor shall take any actions necessary to enable the Secured Party to have Control thereof; provided, however, that such Control requirement shall not apply to any accounts held outside of the United States. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the Grantor causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into a Blocked Account Agreement pursuant to which the Securities Intermediary shall agree to comply with the Secured Party’s Entitlement Orders without further consent by such Grantor; provided, further, the Secured Party agrees that the Secured Party shall not issue any Entitlement Order unless an Event of Default has occurred and is continuing. With respect to any Deposit Account, each Grantor shall cause the depositary institution maintaining such account to enter into a Blocked Account Agreement, pursuant to which the Bank shall agree to comply with the Secured Party’s instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor. With respect to any Commodity Accounts or Commodity Contracts each Grantor shall take such action necessary to enable the Secured Party to have Control thereof and as may otherwise be in a manner reasonably acceptable to the Secured Party;

(e) With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), each Grantor shall cause the issuer of such Uncertificated Security to either (i) so long as an Event of Default has occurred and is continuing, register the Secured Party as the registered owner thereof on the books and records of the issuer or (ii) upon the request of the Secured Party, execute an agreement in form and substance reasonably satisfactory to the Secured Party, pursuant to which such issuer agrees to, upon notice form the Secured Party that an Event of Default has occurred and is continuing, comply with the Secured Party’s instructions with respect to such Uncertificated Security, without further consent by such Grantor;

(f)   With respect to any Letter-of-Credit Rights included in the Collateral (other than any Letter-of-Credit Rights constituting a Supporting Obligation for a Receivable in which the Secured Party has a valid and perfected security interest), Grantor shall ensure that the Secured Party has Control thereof by obtaining the written consent of each issuer of each related letter of credit to the assignment of the proceeds of such letter of credit to the Secured Party in form and substance reasonably satisfactory to the Secured Party;

(g) With respect to any Electronic Chattel Paper or “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, each Grantor shall ensure that the Secured Party has Control thereof; provided, however, that such Control requirement shall not apply to any Electronic Chattel Paper or transferable record relating to accounts receivable payable by a Person that is not a Grantor that are due to a Grantor within 60 days of sale and that arise in the ordinary course of business pursuant to forms of sales documentation containing a grant or reservation of security interest clause in favor of a Grantor;

(h) In the case of any Collateral (whether now owned or hereafter acquired or created) consisting of U.S. Patents, Grantor shall execute and deliver to the Secured Party a Patent Security Agreement in a form approved by Lender (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Secured Party;

(i) In the case of any Collateral (whether now owned or hereafter acquired or created) consisting of U.S. Trademarks, Grantor shall execute and deliver to the Secured Party a Trademark Security Agreement in a form approved by Lender (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Secured Party; and

(j) In the case of any Collateral (whether now owned or hereafter acquired or created) consisting of U.S. Copyrights, Grantor shall execute and deliver to the Secured Party a Copyright Security Agreement in a form approved by Lender (or a supplement thereto) covering all such Copyrights in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Secured Party.

With respect to Sections 4.1(b), (c), (d), (e), (f) and (g), to the extent after using commercially reasonable efforts a Grantor has not delivered to the Secured Party, ensured the Secured Party has Control, or otherwise satisfied the provisions of such sections with respect to any item of Collateral covered thereby, within 45 days of the date hereof, such Grantor agrees that it will not deliver or give Control over such item of Collateral to any other Person.

4.2. Delivery, Control and Intellectual Property Recording Requirements – Collateral Owned or Acquired after the Agreement Date. In the event that any Grantor acquires rights in Collateral (including, without limitation, by acquisition of a new Grantor and the opening of or entering into of any Deposit Account, Securities Account, Security Entitlement, Commodity Account and Commodity Contract) after the date hereof, such Grantor shall use commercially reasonable efforts to take the actions listed in Section 4.1 on the date of acquisition and to the extent any actions cannot be taken by the date of acquisition, such Grantor will use commercially reasonable efforts to take such actions promptly following the date of acquisition, but in any event no later than the tenth (10th) Business Day immediately following the end of the fiscal quarter of the Borrower in which the creation or acquisition occurred.

In the event that any Grantor determines, after the date hereof, that any issued or applied for Patent, registered or applied for Trademark or registered or applied for Copyright that was previously anticipated to be abandoned, cancelled or permitted to lapse by such Grantor will not actually be abandoned, cancelled or permitted to lapse, such Grantor agrees that with respect to such issued or applied for Patent, registered or applied for Trademark or registered or applied for Copyrights, as applicable, it shall use commercially reasonable efforts to take the actions listed in Sections 4.1(h), (i) and (j) promptly, but, in any event, no later than the tenth (10th) Business Day immediately following the end of the fiscal quarter of the Borrower in which the creation or acquisition occurred.

4.3. Other Actions with Respect to Certain Pledged Equity Interests. With respect to any Pledged Partnership Interests and Pledged LLC Interests included in the Collateral, if the Grantors own less than 100% of the equity interests in any issuer of such Pledged Partnership Interests or Pledged LLC Interests, Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interests or limited liability company interests in such issuer to the security interest of the Secured Party hereunder and, following an Event of Default, the transfer of such Pledged Partnership Interests and Pledged LLC Interest to the Secured Party or its designee (if so requested by the Secured Party), and to the substitution of the Secured Party or its designee as a partner or member with all the rights and powers related thereto (if so requested by the Secured Party); provided, that nothing herein shall obligate the Secured Party to take title to such Pledged Partnership Interests and Pledged LLC Interests or to permit the registration of such items in the Secured Party’s name. Each Grantor consents to the grant by each other Grantor of a Lien in all Investment Related Property to the Secured Party pursuant hereto and, without limiting the generality of the foregoing, consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Secured Party or its designee if an Event of Default has occurred and is continuing and to the substitution of the Secured Party or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto if an Event of Default has occurred and is continuing.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants, on the date hereof and on the date of each Advance of the Loan or any portion thereof, that:

5.1. Grantor Information and Status.

(a) Schedule 5.1 sets forth any location at which any Grantor maintains tangible personal property constituting Collateral;

(b) Borrower is a corporation and duly existing under the laws of Nevada and qualified and licensed to do business in any state or country in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. VNC is an entity organized and duly existing under the laws of Virginia and qualified and licensed to do business in any state or country in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. Each Grantor has not filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction;

(c) the execution, delivery and performance by such Grantor of this Agreement are within such Grantor’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) violate the terms of such Grantor’s organizational documents, (b) violate or result in any breach of, or the creation of any Lien under (other than Liens created by this Agreement and other Permitted Liens), or require any payment to be made under (i) any contractual obligation to which such Grantor is a party or which is binding upon such Grantor or the properties of such Grantor or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Body or any arbitral award to which such Grantor or its property is subject; or (c) violate any law; except with respect to any violation or breach (but not creation of Liens) referred to in clause (b) and (c) above, to the extent that such violation or breach could not reasonably be expected to have a Material Adverse Effect; and

(d) this Agreement has been duly executed and delivered by such Grantor, and constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

5.2. Collateral Identification; Special Collateral.

(a) Schedule 5.2 (as such schedule may be amended or supplemented from time to time in accordance with the terms hereof) sets forth under the appropriate headings:

(i) all of each Grantor’s Pledged Equity Interests;

(ii)    all of each VNC Grantor’s (1) Pledged Debt, (2) Securities Accounts, (3) Deposit Accounts, (4) Commodity Contracts and Commodity Accounts, (5) Commercial Tort Claims, (6) Letter-of-Credit Rights (other than any Letter-of-Credit Rights constituting a Supporting Obligation for a Receivable in which the Secured Party has a valid and perfected security interest) for letters of credit, and (7) the name and address of any warehouseman, or bailee in possession of any Inventory, Equipment and other tangible personal property; and

(iii) all United States and Canadian registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor;

(b) none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) As-Extracted Collateral, (3) Manufactured Homes, (4) Health-Care-Insurance Receivables; (5) timber to be cut, or (6) aircraft, aircraft engines, satellites, ships or railroad rolling stock; and

(c) all written information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.3. Ownership of Collateral and Absence of Other Liens.

(a) Such Grantor owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Loan Documents), in each case free and clear of any and all Liens, rights or claims of all other Persons, other than (i) any Permitted Liens and (ii) the Liens granted to the Secured Party pursuant to this Agreement; and

(b) other than any financing statements, fixture filings and other perfection instruments filed in favor of the Secured Party, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been either delivered to the Secured Party for filing by counsel to the Secured Party or filed by the applicable Grantor and (y) financing statements, fixture filings or similar instruments filed or recorded in connection with Permitted Liens. After the date of execution of the Loan Agreement, other than the Secured Party and any automatic control in favor of a Bank, Securities Intermediary or commodity intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person will be in Control of any Collateral.

5.4. Status of Security Interest.

(a) Upon the filing of financing statements naming each Grantor as “debtor” and the Secured Party as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time in accordance with the terms hereof), the security interest of the Secured Party in all Collateral in the United States that can be perfected by the filing of a financing statement under the UCC as in effect in the relevant jurisdiction will constitute a valid, perfected, first priority Lien subject in the case of priority only to Permitted Liens with respect to such Collateral;

(b) to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of mortgages, deeds of trust, leasehold mortgage, leasehold deeds of trust or other similar recordable instruments (as applicable) naming each applicable Grantor as “debtor” and the Secured Party as “secured party” (as applicable) in the applicable courthouse or recording office in the jurisdictions in which such Collateral is located, the security interests granted hereunder in all Real Property Interests constituting Collateral in the United States that can be perfected by the recordation of such mortgage, deed of trust, leasehold mortgage, assignments of rents and leases or other similar recordable instruments under applicable law as in effect in the relevant jurisdiction will constitute a valid, perfected, first priority Lien subject in the case of priority only to Permitted Liens with respect to such Collateral;

(c) to the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in U.S. Patents, U.S. Trademarks and U.S. Copyrights in the United States Patent and Trademark Office and the United States Copyright Office, such security interests granted to the Secured Party hereunder, for the ratable benefit of the Secured Parties, shall constitute valid, perfected, first priority Liens (subject, in the case of priority only, to any Permitted Liens); and

(d) no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person in the United States is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Secured Party hereunder or (ii) the exercise by the Secured Party of any rights or remedies in respect of any Collateral located in the United States whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clauses (a) and (b) above or otherwise required to perfect Liens on the Collateral, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) as have already been obtained, submitted or taken prior to the date hereof.

5.5. Goods and Receivables.

(a) The Receivables that constitute Collateral, taken as a whole, (i) are the legal, valid and binding obligation of the Account Debtor in respect thereof, representing unsatisfied obligations of such Account Debtor, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, (ii) are enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, (iii) are not subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) are in compliance with all material applicable laws, whether federal, state, provincial, local or foreign in all material respects; and

(b) any Goods produced by any Grantor included in the Collateral have been produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder, in all material respects.

5.6. Pledged Equity Interests, Investment Related Property. There are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests). All of the Pledged Equity Interests as to which any Grantor is the issuer have been duly and validly issued and are fully paid and nonassessable.

5.7. Intellectual Property.

(a) Such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed with respect to such Grantor on Schedule 5.2 (as such schedule may be amended or supplemented from time to time in accordance with the terms hereof), and owns or has the valid right to use and, where Grantor does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for any Permitted Liens;

(b) all Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property the subject of a reexamination proceeding, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks, which are in full force and effect;

(c) to the Grantor’s actual knowledge, all of its Intellectual Property is valid and enforceable; no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity or scope of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to such Grantor’s knowledge, threatened;

(d) each Grantor has taken commercially reasonable steps to protect the confidentiality of its trade secrets; each Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken all action necessary to insure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality, in each case, to the extent constituting Material Intellectual Property;

(e) no claim, action, suit, investigation, litigation or proceeding has been asserted in writing or is pending or, to such Grantor’s knowledge, threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor’s rights in or use of any of the Intellectual Property owned by such Grantor, (ii) alleging that the Grantor’s rights in or use of the Intellectual Property owned by such Grantor or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any Patent, Trademark, Copyright or any other proprietary right of any third party in any material respect, or (iii) alleging that any Intellectual Property is being licensed or sublicensed in material violation or contravention of the terms of any license or other agreement. To such Grantor’s knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates any Intellectual Property owned by such Grantor or the Grantor’s rights in or use thereof in any material respect. Such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property that is Collateral that restricts such Grantor’s business in any material respect. The consummation of the transactions contemplated by the Loan Documents will not result in the termination or impairment of any of the Intellectual Property that is Collateral.

5.8. Company Structure. No Person other than the Persons that are party to this Agreement as Grantors owns or holds any Equity Interests in any of the other Borrower Parties (other than the Equity Interest of VNC held by the Borrower), and the Pledged Equity Interests constitute 100% of the Equity Interests in VNC. Every Subsidiary of each VNC Grantor is a party to this Agreement as a Grantor to the extent required hereunder or required under the Loan Agreement.

ARTICLE 6

COVENANTS AND AGREEMENTS

Each Grantor hereby covenants and agrees that:

6.1. Grantor Information and Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Loan Documents, it shall not change such Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise), principal place of business (if any), chief executive office, type of organization, jurisdiction of organization, unless, in each case, it shall have (a) notified the Secured Party in writing at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, principal place of business (if any), chief executive office or jurisdiction of organization or Collateral location and providing such other information in connection therewith as the Secured Party may reasonably request and (b) taken in advance of such change or establishment all actions necessary or, in the Secured Party’s reasonable judgment, advisable to maintain the continuous validity, perfection and the same or better priority of the Secured Party’s security interest in the Collateral granted or intended to be granted and agreed to hereby, which shall include, without limitation, executing and delivering to the Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, confirming the grant of the security interest hereunder.

6.2. Collateral Identification; Special Collateral.

(a) In the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall promptly notify the Secured Party thereof in writing and take such actions and, subject to Section 4.2, execute such documents and make such filings all at Grantor’s expense as necessary or as the Secured Party may reasonably request in order to ensure that the Secured Party has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens. Notwithstanding the foregoing, no Grantor shall be required to notify the Secured Party or take any such action unless such Collateral is of a material value or is material to such Grantor’s business.

(b) In the event that it hereafter acquires or has any Commercial Tort Claim, subject to Section 4.2, it shall deliver to the Secured Party a completed Pledge Supplement, in the form approved by Lender, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3. Ownership of Collateral and Absence of Other Liens.

(a) Except for the security interest created by this Agreement or otherwise in favor of the Secured Party, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall use commercially reasonable efforts to defend the Collateral against all Persons, other than Persons with Permitted Liens on Collateral, at any time claiming any interest therein;

(b) upon such Grantor or any officer of such Grantor obtaining actual knowledge thereof, it shall promptly notify the Secured Party in writing of any event that would be reasonably expected to have a Material Adverse Effect on the value of the Collateral taken as a whole or any material portion thereof, the ability of any Grantor or the Secured Party to dispose of the Collateral taken as a whole or any material portion thereof, or the rights and remedies of the Secured Party in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any material portion thereof; and

(c) it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted or not prohibited by the Loan Documents.

6.4. Status of Security Interests. Each Grantor shall maintain the security interests of the Secured Party hereunder in all Collateral in the United States and Canada as valid, perfected, first priority Liens (subject, in the case of priority only, to any Permitted Liens).

6.5. Goods and Receivables.

(a) If any Equipment or Inventory is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which such Grantor is the Consignor and other than Equipment or Inventory located at a leased premises or at a customer location), each Grantor shall use commercially reasonable efforts to notify the third party of the Secured Party’s security interest and obtain a written acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Secured Party and will permit the Secured Party to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following the occurrence and during the continuance of an Event of Default, to remove same from such premises if the Secured Party so elects; and with respect to any Goods subject to a Consignment for which such Grantor is the Consignor, Grantor shall file appropriate financing statements against the Consignee and take such other action as may be reasonably necessary to ensure that the Grantor has a first priority perfected security interest in such Goods (subject, in the case of priority only, to any Permitted Liens); and

(b) at any time following the occurrence and during the continuation of an Event of Default, the Secured Party may, but shall not be obligated to: (1) direct the Account Debtors under any Receivables included in the Collateral to make payment of all amounts due or to become due to such Grantor thereunder directly to the Secured Party; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables included in the Collateral have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Secured Party; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Secured Party notifies any Grantor that it has elected to collect the Receivables included in the Collateral in accordance with the preceding sentence, any payments of such Receivables received by such Grantor shall be promptly deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Secured Party if required, in the Collateral Account maintained under the sole dominion and control of the Secured Party, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of such Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Secured Party hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any such Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6. Pledged Equity Interests, Investment Related Property.

(a) Except as provided in the next sentence in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property (other than a merger or consolidation with, or a liquidation or dissolution in compliance with the Loan Agreement, the proceeds of which are distributed to another Grantor), then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall immediately take all steps, if any, that are necessary or, in the Secured Party’s reasonable judgment, advisable to ensure the validity, perfection, priority and, if applicable, control of the Secured Party over such Investment Related Property (including, without limitation, delivery thereof to the Secured Party) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Secured Party and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Secured Party authorizes each Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of principal and interest;

(b) so long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose.

(c) upon the occurrence and during the continuation of an Event of Default and upon written notice from the Secured Party to such Grantor of the Secured Party’s intention to exercise such rights:

(i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant thereto shall cease and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii)    in order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (B) each Grantor acknowledges that the Secured Party may utilize the power of attorney set forth in Section 8.1; and

(d) except as expressly permitted by the Loan Documents, without the prior written consent of the Secured Party, it shall not vote to enable or take any other action to: cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing, such Grantor shall promptly notify the Secured Party in writing of any such election or action and, in such event, shall take all steps necessary or, in the Secured Party’s reasonable judgment, advisable to establish the Secured Party’s “Control” thereof.

6.7. Intellectual Property.

(a) With respect to its Intellectual Property, each Grantor (i) agrees to take, at its expense, all commercially reasonable steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Canadian Intellectual Property Office and any other governmental authority, to (A) maintain the validity and enforceability of such Intellectual Property that is Collateral and maintain such Intellectual Property that is Collateral in full force and effect (in accordance with the exercise of such Grantor’s reasonable business discretion), and (B) pursue the registration and maintenance (in accordance with the exercise of such Grantor’s reasonable business discretion) of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property that is Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office, the Canadian Intellectual Property Office, or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings, and (ii) shall not without the written consent of the Secured Party, discontinue use of or otherwise abandon any Intellectual Property that is Collateral, or abandon any right to file an application for Patent, Trademark, or Copyright, unless such Grantor shall have previously determined in such Grantor’s reasonable business judgment that such use or the pursuit or maintenance of such Intellectual Property that is Collateral is no longer desirable in the conduct of such Grantor’s business and that the loss or abandonment thereof would not be reasonably likely to have a Material Adverse Effect;

(b) no later than the tenth (10th) Business Day immediately following the end of any fiscal quarter of the Borrower, each Grantor agrees to notify the Secured Party in writing if such Grantor becomes aware of (i) the fact that any registered item of the Material Intellectual Property owned by such Grantor may have become abandoned, placed in the public domain, invalid or unenforceable (other than as a result of the expiration of the statutory term for such Intellectual Property that is Collateral), or of any materially adverse determination regarding such Grantor’s ownership of any of the Intellectual Property that is Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) any materially adverse determination regarding any item of the Intellectual Property that is Collateral, in each case occurring during such fiscal quarter;

(c) in the event that any Material Intellectual Property owned by or exclusively licensed to any Grantor is infringed or misappropriated by a third party and Grantor becomes aware of such infringement or misappropriation, such Grantor shall take such actions in its commercially reasonable judgment to stop such infringement or misappropriation and protect its rights in such Material Intellectual Property including, but not limited to, the initiation of a suit for infringement or misappropriation and for an injunction against such infringement or misappropriation; and

(d) subject to such Grantor’s reasonable business judgment, it shall take commercially reasonable steps, consistent with industry standards, to protect the secrecy of all trade secrets, including, without limitation, entering into confidentiality agreements with employees and consultants, non-disclosure agreements with third parties and labeling and restricting access to such trade secrets.

6.8. Real Property Interests. The Grantors shall, within a reasonable time upon the request of the Secured Party, provide the Secured Party with a schedule setting forth all of the Real Property Interests of each VNC Grantor, the nature of such Real Property Interests, the VNC Grantor which is the owner or holder of such Real Property Interests, the location of the real property to which such Real Property Interests pertain and an appropriate legal description of such real property. The VNC Grantors shall keep such Real Property Interests free and clear of any Liens except for Permitted Liens and shall not sell, transfer or otherwise dispose of any such Real Property Interests except in compliance with the Loan Documents.

6.9. Change in Equity Interests; Creation of New Subsidiaries; Change of Control. During the period beginning on the date hereof and ending on the Discharge Date, the Grantors shall not:

(a) cause or allow any Grantor to create, authorize, issue, sell or cause to exist any additional Equity Interests in or of any VNC Grantor without the prior written consent of the Secured Party;

(b) cause or allow any additional Subsidiary of any VNC Grantor to be incorporated, organized, formed or otherwise created, without the prior written consent of the Secured Party (which consent shall not be unreasonably withheld so long as any such additional Subsidiary becomes a Guarantor under the Loan Agreement and an Additional Grantor under this Agreement pursuant to Section 7.3);

(c) cause or allow any Pledged Equity Interests to be sold or transferred in an manner (including, without limitation from one Grantor to another Grantor), attempted to be so sold or transferred in any manner or in any way cease to be valid Equity Interests of the applicable Borrower Party, in each case, without the prior written consent of the Secured Party; or

(d) cause or allow any Change of Control to occur, without the prior written consent of the Secured Party.

6.10.    Disposition of Collateral. During the period beginning on the date hereof and ending on the Discharge Date, the Grantors shall not, without the prior written consent of the Secured Party, case or allow the sale, transfer or other disposition of: (a) any of the Pledged Equity Interest by any Grantor; (b) any of the VNC Grantor personal property; (c) all or substantially all of the Collateral held by any Grantor; (d) any portion of the Collateral by one or more of the Grantors to the extent that such sale, transfer or other disposition could reasonably be expected to cause or give rise to a Material Adverse Effect; (e) any portion of the Collateral by any one or more of the Grantors other than in the ordinary course of business of such Grantors, to the extent that such portion of Collateral is material to the business of such Grantors; or (f) any portion of the Collateral by any one or more of the Grantors, other than Inventory sold in the ordinary course of business.

ARTICLE 7

RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS

7.1. Right of Inspection. Each Grantor shall permit the Secured Party and its representatives, no more than once every 30 days, to (a) visit and inspect the properties of the Grantors during normal business hours, (b) inspect and make extracts from and copies of the Grantors’ books and records, (c) conduct appraisals, filed examinations and audits of Inventory and other real and personal property of the Grantors (whether or not such property constitutes Collateral hereunder), and (d) discuss with the Grantors’ respective principal officers and management team the Grantors’ businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Grantors.

7.2. Further Assurances.

(a) Each Grantor agrees that from time to time, at the expense of such Grantor, it shall promptly execute and deliver all further instruments and documents (including preparing and making all necessary filings to perfect the security interest granted to the Secured Party herein), and take all further action, that may be reasonably necessary, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest and lien granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

(i) file such financing, financing change or continuation statements, or amendments thereto and record security interests in Intellectual Property, and execute, deliver, file and record such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary, or as the Secured Party may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted therein hereby;

(ii)    upon the request of the Secured Party, record mortgages, deeds of trusts, leasehold mortgages, leasehold deeds of trust or similar instruments covering the Real Property Interests constituting Collateral, as may be necessary in order to effect, reflect, perfect and preserve the security interest granted or purported to be granted in such Real Property Interests hereby;

(iii) take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in the United States in which said Intellectual Property is registered or issued or in which an application for registration or issuance is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office and the various Secretaries of State;

(iv)   at the Secured Party’s reasonable request, appear in and defend any action or proceeding that would reasonably be expected to materially affect such Grantor’s title to or the Secured Party’s security interest in all or any material part of the Collateral; and

(v) furnish the Secured Party with such information regarding the Collateral, including, without limitation, the location thereof, as the Secured Party may reasonably request from time to time.

(b) Each Grantor hereby authorizes the Secured Party to file a Record or Records, including, without limitation, financing, financing change or continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any courthouses and filing offices as the Secured Party may reasonably determine are necessary to perfect the security interest granted to the Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may reasonably determine is necessary to ensure the perfection of the security interest in the Collateral granted to the Secured Party herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired” or words of similar effect. Each Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail. Notwithstanding these grants of authority to the Secured Party, each Grantor agrees to file or cause to be filed all filings, financing statements, continuation statements and any other documents or instruments in order to perfect and maintain the perfection of the Secured Party’s interest in the Collateral, and the Secured Party shall have no duty to make any such filings or recordings.

(c) As the Secured Party may reasonably request from time to time, each Grantor shall update, to the extent necessary, Schedule 5.2 (as such schedule may be amended or supplemented from time to time in accordance with the terms hereof) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by such Grantor after the date hereof or to delete any reference to any right, title or interest in any Intellectual Property in which such Grantor no longer has or claims any right, title or interest.

7.3. Additional Grantors. From time to time subsequent to the date hereof, additional Persons may, in accordance with the Loan Agreement, become parties hereto as additional Grantors (each, an “Additional Grantor”), by executing a Pledge Supplement. Upon delivery of any such Pledge Supplement to the Secured Party, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if the Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Secured Party not to cause any Subsidiary or Affiliate of any Grantor to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

ARTICLE 8

SECURED PARTY APPOINTED ATTORNEY-IN-FACT

8.1. Power of Attorney. Until the Discharge Date, each Grantor hereby irrevocably appoints the Secured Party (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise, from time to time to take any action and to execute related instruments reasonably necessary to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Secured Party pursuant to the Loan Documents;

(b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, to file related claims or take related action or institute any proceedings that the Secured Party may deem reasonably necessary for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party or any other Secured Party with respect to any of the Collateral;

(e) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the Lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(f)   upon occurrence and during the continuance of an Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, and which the applicable Grantor has not paid or discharged when required hereunder or the validity thereof is being contested in good faith by appropriate proceedings, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its reasonable discretion, any such payments made by the Secured Party to become obligations of such Grantor to the Secured Party, due and payable immediately without demand; and

(g) upon occurrence and during the continuance of an Event of Default, generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party’s option and such Grantor’s expense, at any time or from time to time, all acts and things reasonably necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2. No Duty on the Part of the Secured Party. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

ARTICLE 9

REMEDIES

9.1. Generally.

(a) If any Event of Default shall have occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Secured Party on default under the UCC (whether or not the UCC applies to the security interest and lien granted herein or the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may, without limiting the generality of the foregoing, pursue any of the following separately, successively or simultaneously, in each case without demand of performance or any other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived):

(i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to the Secured Party;

(ii) enter onto the property during normal business hours where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Party reasonably deems appropriate; and

(iv) without notice except as specified below or under the UCC, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable.

(b) References to the “Secured Party” in this Article 9 of this Agreement include, where the context permits, any receiver so appointed and the officers, employees, servants or agents of such receiver.

(c) The Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC (or other applicable law), and the Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC (or other applicable law), to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(d) Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to such Grantor (or such greater minimum amount if prescribed by applicable law) of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, however the failure to deliver such notice shall not impact any right of the Secured Party hereunder. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Secured Party hereunder.

(e) The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(f)   The Secured Party shall have no obligation to marshal any of the Collateral.

9.2. Application of Proceeds. All proceeds received by the Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Secured Party in whatever manner or order the Secured Party deems appropriate. It is understood and agreed that the Grantors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

9.3. Sales on Credit. If the Secured Party sells any of the Collateral upon credit, Grantors will be credited only with payments actually made by the purchaser thereof and received by the Secured Party and applied to indebtedness of such purchaser. In the event that such purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral, and Grantors shall be credited with the proceeds of the sale.

9.4. Investment Related Property. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state or foreign securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or foreign securities laws, even if such issuer would, or should, agree to so register it. If the Secured Party determines to exercise the its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Secured Party all such information as the Secured Party may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, or equivalent provisions of any applicable foreign securities laws or exchanges as the same are from time to time in effect.

9.5. Intellectual Property. Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(a) upon written demand from the Secured Party, each VNC Grantor shall grant, assign, convey or otherwise transfer to the Secured Party or the Secured Party’s designee all of such VNC Grantor’s right, title and interest in and to the Intellectual Property and shall execute and deliver to the Secured Party such documents as are reasonably necessary to carry out the intent and purposes of this Agreement;

(b) within 5 days after written notice from the Secured Party, each VNC Grantor shall make available to the Secured Parties, to the extent within such VNC Grantor’s power and authority, such personnel in such VNC Grantor’s employ on the date of such Event of Default as the Secured Party may reasonably designate, by name, title or job responsibility, to permit such VNC Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such VNC Grantor under or in connection with the Trademarks, such persons to be available to perform their prior functions on the Secured Party’s behalf and to be compensated by the Secured Party at such VNC Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(c) the Secured Party shall have the right to notify, or require each VNC Grantor to notify, any obligors with respect to amounts due or to become due to such VNC Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Secured Party, and, upon such notification and at the expense of such VNC Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such VNC Grantor might have done;

(d) other than in the ordinary course of business as was generally conducted by it on or prior to the date hereof, such Grantor shall not (x) adjust, settle or compromise the amount or payment of any such amount, (y) release wholly or partly any obligor with respect thereto or (z) allow any credit or discount thereon; and

(e) all amounts and proceeds (including checks and other instruments) received by any Grantor in respect of amounts due to such Grantor in respect of the Intellectual Property or any portion thereof shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof.

3.2. Cash Proceeds; Deposit Accounts.

(a) If any Event of Default shall have occurred and be continuing, in addition to the rights of the Secured Party specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Secured Party in the exact form received by such Grantor (duly indorsed by such Grantor to the Secured Party, if required) and held by the Secured Party in the Collateral Account. Any Cash Proceeds received by the Secured Party (whether from a Grantor or otherwise) may (A) be held by the Secured Party for the ratable benefit of the Secured Party, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Secured Party against the Secured Obligations then due and owing.

(b) If any Event of Default shall have occurred and be continuing, the Secured Party may, but shall not be obligated to, apply the balance from any Collateral Account or instruct the bank at which such account is maintained to pay the balance of any such account to or for the benefit of the Secured Party.

ARTICLE 4

CONTINUING SECURITY INTEREST

4.1. Continuing Security Interest. This Agreement shall create a continuing security interest in and lien on the Collateral and shall remain in full force and effect until the Discharge Date, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. At such time as the Discharge Date has occurred, this Agreement and all obligations of the Secured Party and the Grantors hereunder (other than those expressly stated herein and the other Loan Documents which survive such termination) shall terminate, the Liens granted herein with respect to the Collateral shall be deemed to be automatically released and terminated hereunder and of record and such property shall automatically revert to the Grantors with no further action on the part of any Person. Upon such termination, the Secured Party shall, upon the Grantors’ request and at the Grantors’ sole expense, execute and deliver or otherwise authorize the filing of such documents as Grantors shall reasonably request and provide, in form and substance reasonably satisfactory to the Secured Party, including financing statement amendments prepared by such Grantor or as otherwise approved by the Secured Party to evidence such termination.

4.2. Effect of Permitted Sale or Transfer of Collateral. If any of the Collateral shall be sold, transferred, released or otherwise disposed of by any Grantor in a transaction expressly permitted pursuant to the Loan Documents, the Liens granted herein with respect to such Collateral sold, transferred, released or otherwise disposed of shall be deemed to be automatically released and terminated hereunder and of record and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Secured Party shall, upon the applicable Grantor’s request and at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request and provide, in form and substance reasonably satisfactory to the Secured Party, including financing statement amendments to evidence such release. Notwithstanding the foregoing, in no event shall the Secured Party be required to execute and deliver or otherwise authorize the filing of any documents requested by a Grantor to evidence the release of the Liens granted with respect to any Collateral prior to the Discharge Date unless the Borrower has delivered a certificate executed by an Authorized Signatory of the Borrower to the Secured Party on or prior to the date any such action is requested to be taken by the Secured Party under this Section 10.2 in respect of a sale, transfer, release or other disposition described in this Section 10.2 certifying that the applicable sale, transfer, release or other disposition is permitted under the Loan Documents.

ARTICLE 5

STANDARD OF CARE; SECURED PARTY MAY PERFORM

5.1. Standard of Care. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession. Neither the Secured Party nor any of its directors, officers, employees, shareholders or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. The Secured Party shall not be liable or responsible in any way for the safekeeping of the Collateral or for any loss or damage thereto (and specifically disclaims any liability or responsibility with respect thereto) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whomsoever, but the same shall be at the Grantors’ sole risk.

5.2. Secured Party May Perform. If any Grantor fails to perform any agreement contained herein, the Secured Party may (but without an obligation to do so) itself perform, or cause the performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by each Grantor. Each Grantor agrees, jointly and severally, to reimburse the Secured Party promptly therefor with interest accruing thereon daily at the Default Rate provided in the Loan Agreement. All sums so paid or incurred by the Secured Party for any of the foregoing and all costs and expenses (including, without limitation, attorneys’ fees, legal expenses and court costs) which the Secured Party may incur in enforcing or protecting the Lien on or rights and interest in the Collateral or any part thereof or any of its rights or remedies under any of the Loan Documents or under any other agreement between the parties hereto or in respect of any of the transactions contemplated thereby until paid by Grantors to the Secured Party with interest at the Default Rate, shall be considered Obligations owing by the Borrower and other Grantors to the Secured Party under the Loan Documents. Such Obligations shall be secured by all Collateral hereunder and by any and all other collateral, security, assets, reserves or funds of the Borrower Parties in or coming into the hands or inuring to the benefit of the Secured Party.

ARTICLE 6

MISCELLANEOUS

6.1. Additional Grants of Security Interests. Notwithstanding anything to the contrary herein, in the event that the Loan Documents provide for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document, such Grantor shall (i) promptly upon the request of the Secured Party grant a security interest in or pledge such assets to secure the Secured Obligations, including, without limitation, pursuant to a mortgage, deed of trust, leasehold mortgage, leasehold deed of trust or similar instrument in form and substance satisfactory to the Secured Party, (ii) promptly upon the request of the Secured Party take any and all actions necessary to perfect such security interest or pledge to the extent set forth in any such instrument or the Loan Documents, and (iii) take all other steps reasonably requested by the Secured Party in connection with the foregoing.

6.2. Notice. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section [•] of the Loan Agreement.

6.3. Modification. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Secured Party and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply.

6.4. Non-Waiver; Remedies Cumulative. No failure or delay on the part of the Secured Party in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement, the Loan Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available at law, in equity or otherwise.

6.5. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.6. Entire Agreement; Counterparts; Electronic Signatures. This Agreement, the Loan Agreement and the other Loan Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed signature page to this Agreement by facsimile, .pdf file or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

6.7. Governing Law. Except as otherwise expressly set forth herein, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law.

6.8. Jurisdiction and Venue; Waiver of Jury Trial. Jurisdiction shall lie in the State of New York. All disputes, controversies, claims, actions and similar proceedings arising with respect to this Agreement or any related agreement or transaction may be brought in the courts of the State of New York or the United States District Court for the District of New York. THE SECURED PARTY AND THE GRANTORS EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE SECURED PARTY OR THE GRANTORS, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

[The remainder of this page is left blank; signature pages follow.]

IN WITNESS WHEREOF, each Grantor and the Secured Party have caused this Agreement to be duly executed as of the date first above written:

GRANTORS:

COMSOVEREIGN HOLDING CORP., as the Borrower

By:	/s/ Daniel L. Hodges
Name:	Daniel L. Hodges
Title:	Chief Executive Office

VIRTUAL NETCOM, LLC., as Grantor and Guarantor

By:	/s/ Daniel L. Hodges
Name:	Daniel L. Hodges
Title:	Chief Executive Office

SECURED PARTY:

DWX SERVICING AGENT, LLC
as Lender and Secured Party

By:	/s/ Charles A. Ebetino, Jr.
Name:	Charles A. Ebetino, Jr.
Title:	Manager

[Signature Page to Pledge and Security Agreement]

SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

Locations at which any Grantor maintains tangible personal property:

Grantor	Tangible Personal Property Location
Virtual Netcom, LLC	Virginia

SCHEDULE 5.1-1

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.	INVESTMENT RELATED PROPERTY

(A)	Pledged Stock Interests:

Grantor	Stock Issuer	Class of Stock	Certificated (Y/N)	Stock Certificate No.	Par Value	No. of Pledged Stock	Percentage of Outstanding Stock of the Issuer

(B)	Pledged LLC Interests:

Grantor	Limited Liability Company	Certificated (Y/N)	Certificate No. (if any)	No. of Pledged Units/% of Pledged Membership Interests	Percentage of Outstanding Membership Interests of the Limited Liability Company
ComSovereign Holding Corp.	Virtual Netcom, LLC				100%

(C)	Pledged Partnership Interests:

None

(D)	Pledged Debt:

None

SCHEDULE 5.2-1

(E)	Securities Accounts:

None

(F)	Deposit Accounts:

None

(G)	Commodity Contracts and Commodities Accounts:

None

II.	COMMERCIAL TORT CLAIMS

None

III.	LETTER-OF-CREDIT RIGHTS

None

IV.	WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

None

V.	INTELLECTUAL PROPERTY

(A)	Copyrights:

None

(B)	Patents:

1.	United States Patent No. 9,706,431 B1 dated July 11, 2017

2.	United States Patent No. 9,807,643 B1 dated October 31, 2017

(C)	Trademarks:

None

SCHEDULE 5.2-2

SCHEDULE 5.4

TO PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS

Grantor	Filing Jurisdiction(s)
ComSovereign Holding Corp.	Nevada
Virtual Netcom, LLC	Virginia

SCHEDULE 5.4